EXHIBIT 21






SUBSIDIARIES OF POSSIS MEDICAL, INC.


POSSIS HOLDINGS, INC., a Minnesota corporation

JEI LIQUIDATION, INC., a Minnesota corporation

POSSIS MEDICAL EUROPE B.V., a Netherlands corporation



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